                                                                    Exhibit 10.8


                                      LEASE

                                 BY AND BETWEEN

                           LEINER HEALTH PRODUCTS INC.

                                       AND

                              SQUARE FEET UNLIMITED



                           WEST UNITY INDUSTRIAL PARK

                           REF 66,000 SQ. FT. BUILDING

       SEAN RUPP                                       JIM RUPP
       14 723 WMS. CO. RD. "M"                      4320 OAK GLEN
     MONTPELIER, OHIO 43543                       CAMDEN, MI  49232
       419-485-8441                                 517-567-8000







                          HELPING INDUSTRY FIND A HOME

                             INDEX TO LEASE BETWEEN

                        SQUARE FEET UNLIMITED (LANDLORD)

                      LEINER HEALTH PRODUCTS, INC. (TENANT)



                        WEST UNITY (WEST) INDUSTRIAL PARK

ARTICLE                      HEADING                                    PAGE NO.

1        Premises . . . . . . . . . . . . . . . . . . . . . . . . . .        1
2        Term and Option to Renew . . . . . . . . . . . . . . . . . .        1
3        Minimum Rent . . . . . . . . . . . . . . . . . . . . . . . .        2
4        Real Estate Tax Obligations. . . . . . . . . . . . . . . . .        2
5        Use of Premises. . . . . . . . . . . . . . . . . . . . . . .        2
6        Assignment and Subletting. . . . . . . . . . . . . . . . . .        3
7        Tenant's Right to Make Improvements. . . . . . . . . . . . .        3
8        Tenant's Right to Mortgage . . . . . . . . . . . . . . . . .        3
9        Care and Maintenance of Exterior Premises. . . . . . . . . .        3
10       Landlord's Obligation to Repair and Maintain . . . . . . . .        4
11       Tenant's Obligations to Repair and Maintain. . . . . . . . .        4
12       Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .        4
13       Restoration; Damage by Fire or Other Casualty. . . . . . . .        5
14       Waiver of Subrogation. . . . . . . . . . . . . . . . . . . .        6
15       Gas, Water, Heat, Electricity. . . . . . . . . . . . . . . .        6
16       Eminent Domain . . . . . . . . . . . . . . . . . . . . . . .        6
17       Bankruptcy and Insolvency. . . . . . . . . . . . . . . . . .        7
18       Default by Tenant and Right to Cure by Landlord. . . . . . .        7
19       Default by Landlord and Right to Cure by Tenant. . . . . . .        7
20       Right to Re-Entry. . . . . . . . . . . . . . . . . . . . . .        8
21       Subordination - Attornment . . . . . . . . . . . . . . . . .        8
22       Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . .        8
23       Ownership of Improvements. . . . . . . . . . . . . . . . . .        9
24       Investment Tax Credit. . . . . . . . . . . . . . . . . . . .        9
25       Compliance with Laws . . . . . . . . . . . . . . . . . . . .        9
26       Environmental Matters. . . . . . . . . . . . . . . . . . . .        9
27       Interpretation . . . . . . . . . . . . . . . . . . . . . . .       12
28       Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .       12
29       Holding Over . . . . . . . . . . . . . . . . . . . . . . . .       12
30       Consent Not Unreasonably Withheld. . . . . . . . . . . . . .       13
31       Estoppel Certificate . . . . . . . . . . . . . . . . . . . .       13
32       Cumulative Rights. . . . . . . . . . . . . . . . . . . . . .       13
33       Partial Invalidity . . . . . . . . . . . . . . . . . . . . .       13
34       Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . .       13
35       Short Form Lease . . . . . . . . . . . . . . . . . . . . . .       13
36       Landlord's Work. . . . . . . . . . . . . . . . . . . . . . .       14
37       Captions and Section Numbers . . . . . . . . . . . . . . . .       14
38       Successors . . . . . . . . . . . . . . . . . . . . . . . . .       14
39       Real Estate License Disclosure . . . . . . . . . . . . . . .       14
         Signatures . . . . . . . . . . . . . . . . . . . . . . . . .       15
         Notary for Landlord. . . . . . . . . . . . . . . . . . . . .       15
         Notary for Tenant. . . . . . . . . . . . . . . . . . . . . .       16
         Exhibit "A"
         Exhibit "B"

                                      LEASE

This Lease, made and entered into as of the ___ day of July 1994, is by and between SQUARE FEET UNLIMITED, a Michigan Partnership ("Landlord"), or Lessor, whose address is 4320 Oak Glen at Merry Lake, Camden, Michigan 49232, and LEINER HEALTH PRODUCTS INC. ("Tenant"), or Lessee, a Delaware Corporation, whose address is 1845 West 205th Street, Torrence, California 90501.

WITNESSED:  THE PARTIES HERETO DO HEREBY AGREE AS FOLLOWS:

1.   PREMISES.

     Landlord, for and in consideration of the rents to be paid and the covenants and agreements to be kept and performed by Tenant, does hereby lease to Tenant premises situated in the Village of West Unity, Williams Co., Ohio, containing 66,000 square feet of building area located on the property more particularly described on Exhibit "A" attached hereto and made a part hereof, together with the exclusive right to use the parking area and the grounds which are a part thereof (which premises are collectively hereinafter referred to as the "Demised Premises" or "Leased Premises").

2.   TERM AND OPTION TO RENEW.

A. The term of this lease shall commence upon August 1st, 1994 and shall end on May 31st, 1995, unless extended or sooner terminated as hereinafter provided.

B. Upon expiration of the 10 month term of this Lease, and provided that Lessee is not then in default under the terms of this Lease beyond any grace period herein provided, Tenant may, at its option, continue the term for an additional one year period (the "Renewal Term"). Lessee shall give Lessor no less than three months notice in writing of its intention to renew. Any such renewal term shall be upon the same terms and conditions as this Lease. If the renewal option is not exercised, the Lease shall continue beyond May 31st, 1995 on a month to month basis until terminated by 30 days written notice given by either Landlord or Tenant.

If during the Renewal Term additional improvements such as offices or more building area are required, Landlord and Tenant may negotiate for Landlord or Tenant to provide them and make provision for an adjustment in the rents to cover the costs involved by adding an addendum hereto.

All rental payments due hereunder shall be sent to Landlord's address, the first above given, or such other place as Landlord may designate to Tenant in writing.

3.   FIXED RENT.

A. Tenant hereby hires said Demised Premises for the term herein mentioned, and, in consideration of the peaceful use and enjoyment of the Demised Premises and the performance of all of the terms and provisions thereof to be performed by Landlord, does hereby covenant and agree to pay Landlord, as the fixed rent for said premises, the sum of Thirteen thousand four hundred and twenty dollars ($13,420) per month to be paid in advance, on or before the first day of each month, commencing on the First day of August, 1994.

B. It is noted that an existing customer occupies 8,000 sq. ft. of this building on a month to month lease. Immediately upon the signing of this Lease, Landlord will give this customer notice to move out within 30 days, and Landlord will use its best efforts to cause this customer to vacate the building as soon as possible. If the customer has not moved out by August 1st, 1994, Tenant (Leiner) may deduct One thousand six hundred and twenty six dollars and sixty seven cents ($1,626.67) from the August rent and from each monthly installment thereafter until such customer vacates such space.

IN THE EVENT TENANT FAILS TO MAIL THE RENT ON OR BEFORE THE 8TH DAY OF THE MONTH, TENANT SHALL PAY THE REQUIRED RENT, PLUS FIVE PERCENT (5%) OF THE MONTHLY RENT AS A "LATE PAYMENT FEE". This late payment fee will continue to accumulate and compound as long as the lease is in default.

Notwithstanding any provision of this Lease to the contrary, Tenant will have no liability whatsoever in connection with (i) any action or omission of, or any claim asserted by, such customer or any employee, agent, contractor, licensee, or invitee of such customer (in each case an "existing user"), or (ii) any claim brought by any person in connection with any space in the building occupied or used by existing user which claim arises out of any event occurring or any circumstance existing at any time during which any such space is so occupied or used, except and only to the extent of the negligence or willful misconduct of Tenant or of any of Tenant's employees or agents.

4.   REAL ESTATE TAX OBLIGATIONS.

     The Real estate taxes on all improvements on this property have been abated by the village of West Unity for a period of 10 years (six years remaining). Landlord agrees to pay the real estate taxes for the land and all improvements and assessments for the term of this Lease.

5.   USE OF PREMISES.

     The Leased Premises may be used and occupied by Tenant for offices, manufacturing, warehousing and related operations, and for any other lawful purpose with the written consent of Landlord. Landlord warrants that the above uses are permissible under the existing zoning.

6.   ASSIGNMENT AND SUBLETTING.

Tenant shall have the right at all times to assign or sublet all or any part of the Demised Premises with Landlord's written consent, provided, however, that any such assignment or subletting shall not release Tenant from liability hereunder.

7.   TENANT'S RIGHT TO MAKE IMPROVEMENTS.

Landlord agrees that Tenant may, from time to time and at any time during the term hereof, in its sole discretion and at its own cost and expense, remove, remodel, alter, add to or modify the interior of the Leased Premises, so long as same does not affect the structural integrity of the building provided Tenant complies with the provisions set forth in this Paragraph.

All such improvements shall be of a good substantial character and such as will not tend to decrease the value of the Leased Premises.

Tenant shall pay for all labor performed and materials furnished in making such improvements thereon keeping it at all times free and clear of all liens for labor or materials furnished in and about such construction, and will defend, at it's own cost and expense, each and every lien asserted or claim filed against said premises and/or the buildings or improvements thereon, or any part thereof, for labor claimed to have been so performed or material claimed to have been so furnished, and promptly pay each and every judgment made or given against said premises, or any part thereof or the buildings and/or improvements thereon, and/or against Landlord or Tenant, on account of any such lien and indemnify and save harmless Landlord, their successors and assigns from all and every claim and action on account of such claim, lien or judgment.

All such construction and improvements shall comply with all laws and ordinances relating thereto.

8.   TENANT'S RIGHT TO MORTGAGE.

Tenant, in its sole discretion, shall have the right, from time to time, to borrow money and grant as security therefore a mortgage (or deed of trust) on Tenant's leasehold interest covering the Demised Premises upon such terms and conditions as are satisfactory to Tenant.

9.   CARE AND MAINTENANCE OF EXTERIOR PREMISES.

During the term of this Lease, Landlord, at its sole expense agrees to maintain the exterior of the building, take care of the lawns and remove snow from drives, parking and dock areas.

Tenant will clean snow from sidewalks.

Tenant at its sole expense will keep and maintain the interior of the Leased Premises in a clean, sanitary and safe condition.

The Leased Premises will be kept free from rubbish and dirt at all times, and Tenant shall store all trash and garbage within an area east of and adjacent to Leased Premises, and will arrange for the regular pick up of garbage at Tenant's expense. Tenant shall not perform any acts or carry on any practices which may be a nuisance or menace to other occupants of contiguous properties.

10.  LANDLORD'S OBLIGATIONS TO REPAIR AND MAINTAIN.

With respect to the building occupied by Tenant, Landlord shall, during the term of the Lease, at Landlord's expense, keep the foundation, exterior walls and roof in good condition and repair and at Landlord's expense will make all capital replacements and major repairs to heating, sprinklers on premises and major electrical and plumbing to or in the building. Tenant shall, at Tenants expense, make all repairs to building system necessary in the normal course of Tenants operation.

Landlord warrants that the heating equipment will be sufficient to heat the manufacturing and warehouse space to 65 Degrees when the outside temperature is 0 Degrees.

11.  TENANT'S OBLIGATIONS TO REPAIR AND MAINTAIN.

Except as provided in Paragraph 10 hereof, with respect to the Leased Premises, Tenant covenants and agrees that it will, at its own expense, during the continuance of this Lease, keep the interior of such premises in good condition and repair, and at the expiration of the term or any renewal or extension thereof, to yield and give up the premises in good condition, damage by usual wear and tear, fire, the elements or other casualties excepted.

Tenant will specifically be responsible for fork truck damage to doors, the building liner and exterior siding.

12.  INSURANCE.

A. Tenant shall indemnify and hold harmless Landlord from all costs and liabilities arising out of or connected with the activities of Tenant, its employees, agents or business invitees upon the Demised Premises or the property of which the Demised Premises are a part. Landlord shall indemnify and hold harmless Tenant from all costs and liabilities arising out of or connected with the activities of Landlord, its employees, agents, business invitees or other Tenants upon the Demised Premises or the property of which the Demised Premises are a part.

B. Tenant and Landlord each agree to procure and keep in full force and effect during the term hereof its own policy of public liability and property damage insurance with respect to its respective risks described above in the sum of One Million Dollars ($1,000,000.00) per occurrence and, and One Million Dollars ($1,000,000.00) annual aggregate. Tenant and Landlord shall deliver certificates evidencing said policies, to each other, and upon either party's failure to do so, each may, at its option, obtain such insurance, and the cost thereof shall be paid as additional rent due and payable upon the next ensuing rent day, or deducted from such rent as appropriate.

Each party shall be indicated as an additional insured on the other party's coverage.

C. At all times during the term of this Lease, Landlord agrees, at is expense, to maintain fire and extended coverage insurance ("all risk") on all buildings and improvements erected and constructed upon the property described on Exhibit "A" attached hereto, with insurance companies of generally recognized responsibility and credit and authorized to do business in the State of Ohio, in an amount not less than the full replacement cost thereof.

13.  RESTORATION: DAMAGE BY FIRE OR OTHER CASUALTY.

In the event the Leased Premises shall be damaged or destroyed in whole or in part by fire or other casualty during the term hereof, Landlord will immediately repair and restore the same to good, tenantable condition within sixty (60) days from the date of such damage or destruction, and the rental herein provided for shall abate entirely in case the entire premises are untenantable and pro-rata for the portion rendered untenantable, or in case a part only is untenantable, until the same shall be restored to a tenantable condition. Tenant, in its sole discretion, shall have the right to determine whether or not the Premises are tenantable for its use. If such damage or destruction cannot reasonably be repaired within the aforementioned period, Landlord shall notify Tenant within ten (10) days after the happening of such damage or destruction whether or not Landlord will repair or rebuild. If Landlord elects not to repair or rebuild, this Lease shall be terminated. If Landlord shall elect to repair or rebuild, Landlord shall specify the time period within such repairs or restoration shall be completed, and Tenant shall have the option, within ten (10) days after receipt of such notice, to elect whether to terminate this Lease without any further liability hereunder, or to extend the period of the term of this Lease equivalent to the time from the happening of such damage or destruction until the Leased Premises are restored to their former condition. Tenant shall not have any right to terminate with respect to the foregoing if Landlord repairs or rebuilds the damaged premises within the sixty (60) day period, and Landlord may not elect not to repair if property can be repaired in 60 days. In the event Tenant elects to extend this 60 day rebuilding period, Landlord shall restore the leased Premises to its former condition within the time agreed, and Tenant shall not be liable to pay rent for the period from the time of such damage or destruction until the Premises are so restored to their former condition.

14.  WAIVER OF SUBROGATION.

Each party hereto does hereby remise, release and discharge the other party hereto and any officer, agent, employee or representative of such party of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance.

15.  GAS, WATER, HEAT, ELECTRICITY.

Tenant will pay all charges, if any, made against said Leased Premises for gas, water, heat and electricity during the continuance of this Lease as the same shall become due. Tenant shall maintain a minimum temperature in the Leased Premises of 45 Degrees Fahrenheit to prevent damage to the sprinkler system.

16.  EMINENT DOMAIN.

If the whole or any part of the floor area of the Leased Premises hereby leased or access thereto shall be taken by public authority under the power of eminent domain, then the term of this Lease shall cease at the option of the Tenant as of the date possession thereof or title thereto shall be taken by such public authority, and the rent shall be paid up to that date with a proportionate refund by Landlord of such rent as shall have been paid in advance.

In the event that as a result of any taking under the power of eminent domain the common areas and the parking area shall be reduced to less than Eighty Percent (80%) of its former area, or access thereto shall be materially reduced Tenant may, at Tenant's sole election, terminate the term of this Lease by giving Landlord notice of the exercise of its election within sixty (60) days after taking, and the termination shall be effective as of the time that possession of the part so taken shall be required for public use. Thereafter the parties shall be relieved of all subsequent obligations under the terms of this Lease.

Landlord reserves to itself, and Tenant assigns to Landlord, all rights to damages accruing on account of any taking under the power of eminent domain or by reason of any act of any public or quasi-public authority for which damages are payable. Tenant agrees to execute instruments of assignment as may be reasonably required by Landlord, and to turn over to Landlord any damages that may be recovered in any proceedings. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for loss of business or goodwill, and loss of favorable leasehold, depreciation to and costs of removal of stock and trade fixtures of Tenant and relocation of Tenant's signs, if any.

17.  BANKRUPTCY AND INSOLVENCY.

Subject to the Federal Bankruptcy Act, if a petition in bankruptcy shall be filed by Tenant, or if Tenant shall be adjudicated bankrupt, or if Tenant shall make a general assignment for the benefit of creditors, or if in any proceeding based upon the insolvency of Tenant a receiver of all the property of Tenant shall be appointed and shall not be discharged within ninety (90) days after such appointment, then Landlord may terminate this Lease by giving notice to Tenant of its intention so to do; provided, however, neither bankruptcy, insolvency, an assignment for the benefit or creditors nor the appointment of a receiver shall affect this Lease or permit its termination so long as the covenants on the part of Tenant to be performed shall be performed by Tenant or someone claiming under it.

18.  DEFAULT BY TENANT AND RIGHT TO CURE BY LANDLORD.

In the event default shall be made by Tenant in the payment of rent upon the day it becomes due and payable and such default continues for a period of (10) days after receipt by Tenant of written notice thereof, or if default shall be made or suffered by Tenant in any of the other covenants and conditions of this Lease required to be kept or performed by Tenant (other than payment of rent), and Tenant fails to cure any such default(s) or fails to commence to cure such default(s) within thirty (30) days after receipt by Tenant of written notice from Landlord specifying the default or defaults complained of, then and in any such event or events and whenever and as often as such failure default shall occur, it shall and may be lawful for Landlord, at Landlord's election, at any time thereafter, to re-enter into and repossess the premises and the building(s) and improvements situated thereon, and every part thereof, and Tenant, subleases or assignee of tenant, to remove and vacate. In the event that Tenant's default (other than nonpayment of rent) is not cured within said thirty (30) day period by reason of labor troubles, war, governmental regulations, unavailability of materials or any condition beyond Tenant's reasonable control, the time for curing such default shall be extended accordingly. Not withstanding the foregoing, if the Tenant commences to remedy a non-monetary default within the thirty day cure period, and proceeds to complete such remedy with due diligence, the Tenant will not be deemed to be in default.

19.  DEFAULT BY LANDLORD AND RIGHT TO CURE BY TENANT.

In the event default shall be made by Landlord in any of the covenants and conditions in this Lease required to be kept or performed by Landlord and Landlord fails to cure any such default(s) or fails to commence to cure such default(s) within thirty (30) days after receipt by Landlord of written notice from Tenant specifying the default or defaults complained of, then and in any such event or events and whenever and as often as such failure or default shall occur, it shall and may be lawful for Tenant, at Tenant's election, and at any time thereafter, to cure such default for the account of Landlord and Landlord shall, within fifteen (15) days after notice, reimburse Tenant for any amount paid by Tenant, provided, however, if Landlord's failure to perform would result in an emergency which affects personal life or damage to property, then Tenant may proceed immediately to remedy the situation and give Landlord notice thereof as soon as reasonably possible. In the event that Landlord's default is not cured within said thirty (30) day period by reason of labor troubles, war, governmental regulations, unavailability of materials or any condition beyond Landlord's reasonable control, the time for curing such default shall be extended accordingly.

20.  RIGHT TO RE-ENTRY.

In the event that Landlord shall, during the period covered by this Lease, obtain possession of said premises by re-entry, summary proceedings or otherwise, Tenant hereby agrees to pay Landlord the expense (including attorneys' fees) incurred in obtaining possession of said premises.

21.  SUBORDINATION - ATTORNMENT.

A. This Lease shall, at the request of Landlord, be subordinate to any first mortgage or deed of trust that may now or hereafter be placed upon the Leased Premises and to any and all advances to be made thereunder and to the interest thereon and all renewals, replacements and extensions thereof, provided the mortgagee or trustee named in the mortgages or trust deeds shall agree to recognize the Lease of Tenant in the event of foreclosure, if Tenant is not then in default. Landlord agrees to keep Tenant advised as to the existence of all mortgages on the property, including the names and addresses of all mortgagees. Landlord agrees to request all mortgagees to notify Tenant in writing of any default in any mortgage payments. Tenant shall have the right, at its option, to make payments of rentals directly to the mortgagees involved until such default is cured or removed.

B. Landlord covenants, warrants and represents that any mortgagee or trustee under a deed of trust of the Leased Premises shall agree in writing to recognize the Lease of Tenant in the event of foreclosure if Tenant is not in default hereunder. Tenant shall, in the event any proceedings are brought for the foreclosure or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Leased Premises, attorn to the purchaser upon such foreclosure or sale and recognize any such purchaser as Landlord under this Lease.

22.  QUIET ENJOYMENT.

Landlord represents, covenants and warrants that it is the record title holder of the Leased Premises at the time of commencement of the term of this Lease free and unencumbered, and has full right and lawful authority to enter into this Lease for the full term hereof and that upon Tenant's paying the rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly have, hold, occupy and enjoy the Leased Premises without hindrance or molestation for the full Lease term hereof.

23.  OWNERSHIP OF IMPROVEMENTS.

Upon the termination of this Lease, whether by lapse of time or otherwise, all buildings and improvements then and at such time upon said Leased Premises shall belong to Landlord, other than manufacturing or materials handling equipment, furniture, trade fixtures and signs, that are at any time or from time to time installed or placed by Tenant in or at the Leased Premises. Landlord shall have no right or interest in such equipment, furniture, trade fixtures or signs and Tenant may remove them at any time.

24.  INVESTMENT TAX CREDIT.

Landlord hereby agrees to elect under the applicable provision of the INTERNAL REVENUE CODE of 1954, as amended (hereinafter referred to as the "code"), to pass through to Tenant all investment tax credit which may be available to the facility covered by this Lease under Section 38 of said Code which is not available to Landlord pursuant to the Code with respect to qualified property installed by Landlord on the Leased Premises. Landlord agrees to promptly execute all documents submitted by Tenant and required by said Code, and regulations issued thereunder, to enable Tenant to obtain such credit and to cooperate with Tenant with respect to the maintenance of records in connection therewith.

25.  COMPLIANCE WITH LAWS.

Tenant shall, at its own expense, promptly comply with all lawful laws, orders, regulations or ordinances of all municipal, county and state authorities affecting the premises hereby leased which are directly attributable to Tenant's use of the Leased Premises, and the cleanliness, safety, occupation and use of the same. Landlord hereby warrants and represents to Tenant that at the commencement of the term hereof, the Leased Premises will comply with all laws, orders, regulations and ordinances of all governmental authorities having jurisdiction.

Landlord further warrants that the space to be occupied by Tenant, associated parking areas and common facilities are free from and otherwise not encumbered by any environmental impairments currently regulated under the Resource Conservation and Recovery Act ("RCRA"), Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and any other Federal, state, and/or local environmental regulations.

26.  ENVIRONMENTAL MATTERS
          (a) DEFINITIONS. For purposes of these environmental provisions, the following terms shall have the meanings set forth below.

     "Hazardous Material" means any substance:

          (i) the presence of which requires investigation or remediation under any federal, state or local environmental statute, regulation, rule, ordinance or order; or

          (ii) which is or becomes defined as a "hazardous waste", "hazardous substance", pollutant, or contaminant under any federal, state, or local environmental statute, regulations, rule, or ordinance, or amendments thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, (ET SEQ.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, ET SEQ.); or

          (iii) the presence of which on the Leased Premises causes or threatens to cause under any common law in connection with any Hazardous Material, as defined under clause (ii) above a nuisance upon the Leased Premises or to the adjacent properties, or poses or threatens to pose a hazard to the health or safety of persons on or about the Leased Premises; or

          (iv) without limitation, which contains petroleum, including crude oil or any fraction thereof; or

          (v)  without limitation, which contains polychlorinated bipheynols
     (PCBs), asbestos, or urea formaldehyde foam insulation.

     "Off-Site Location" shall mean any site or facility to which Hazardous Material generated on the Leased Premises has been transported for recycling, reuse, treatment, storage, or disposal.

     "Environmental Requirements" means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states, and political subdivisions thereof, and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment.

     "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim (whether or not such claim is ultimately defeated), and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of:

               (i) the existence of Hazardous Material upon, about, or beneath the Leased Premises or migrating or threatening to migrate to or from the Leased Premises, or the existence of a violation of Environmental Requirements pertaining to the Leased Premises arising out of or in connection with the use and occupancy of the Leased Premises; or

               (ii) the release or threatened release of Hazardous Material upon, about, or beneath Off-Site Locations or the existence of a violation of Environmental Requirements pertaining to the Off-Site Locations but in either case only to the extent arising out of or in connection with any event or circumstance specified in clause (i) of this definition.


          (b) COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS. Neither party hereto shall cause, permit, or suffer the existence or the commission by such party, its agents, employees, contractors, or any invitees, of a violation of any Environmental Requirements upon, about, or beneath the Leased Premises or any portion thereof.


          (c) HAZARDOUS MATERIAL. Neither party hereto shall cause or permit any Hazardous Material to be used, stored, generated, or disposed of on or in the Leased Premises in violation of any Environmental Requirement without first obtaining the other party's written consent.


          (d) INDEMNITY. Tenant will indemnify and save harmless Landlord from and against any and all Environmental Damages which may be imposed upon, incurred by, or asserted against Landlord or the Leased Premises, except those which are a result of Hazardous Materials which were: (i) present at the Leased Premises prior to the Commencement Date; (ii) placed or released at the Leased Premises by the Landlord or Landlord's predecessor in title or any agent, employee, contractor or invitee of either of them; or, (iii) in the case of an Off-Site Location, were present at the Leased Premises or released or were generated prior to the Commencement Date.


          (e) OBLIGATION TO REMEDIATE. Notwithstanding any of the obligations of Tenant to indemnify Landlord as provided above, Tenant shall, upon demand of Landlord, and at Tenant's sole cost and expense, promptly take all actions to remediate any Hazardous Material located upon, about or beneath the Leased Premises which are (i) required by any federal, state, or local governmental agency or political subdivision, as a result of Lessee's violation of Environmental Requirements, or (ii) reasonably required to restore the Leased Premises to the condition (in terms of environmental quality) in which they were at the Commencement Date as a result of Tenant's violation of Environmental Requirements.

          (f) NOTICE. If either party hereto shall become aware of or receive notice of any actual or alleged violation of Environmental Requirements, or should either party hereto become aware of the release of Hazardous Material, upon, beneath, or from the Leased Premises, then such party shall deliver to the other party within ten (10) days of the receipt of any such notice or release of Hazardous Material, a written description thereof, together with copies of any documents in such party's possession which refer or relate to such violation or release.

          (g) PRE-EXISTING CONDITIONS. Tenant shall have no liability under the terms of this Lease for and Landlord will indemnify and save harmless Tenant from and against any Environmental Damages resulting from (i) Hazardous Materials which were present at the Leased Premises prior to the Commencement date, (ii) any Hazardous Materials which are or have been generated, stored or released by Landlord on or from the Leased Premises, or (iii) any breach by Landlord of any of its obligations under this Section 26.

          (h) TITLE III REPORTS/SITE INVESTIGATION OR ASSESSMENT REPORTS. Each Party hereto shall provide the other party with copies of all SARA S312 and S313 reports (and/or any analogous reports required under similar state or local "Community Right to Know" statutes, ordinances or regulations) within ten (10) days of their filing. Each Party hereto shall also promptly provide the other party with copies of any and all reports or other documents prepared in connection with any investigation, assessment or review of any nature which relates to the environmental quality of the Leased Premises.

          (i) UNDERGROUND STORAGE TANKS (UST'S). Landlord warrants there are no UST'S on the Premises at the beginning of the Lease and each Party hereto agrees that none shall be installed.

27.  INTERPRETATION.

This Lease shall be interpreted in accordance with the laws of the state in which the Leased Premises are situated.

28.  NOTICES.

All notices provided for in this Lease shall be in writing and sent to the respective parties at their addresses set forth at the beginning of this Lease or at such other place or places as hereafter shall be designated in writing, by the respective parties. Such notice shall be served personally or mailed by U.S. registered or certified mail, return receipt requested, postage prepaid, and shall be deemed to have been delivered upon such personal service or deposit in such mails. Each party may, from time to time, designate other parties and their addresses to whom copies of notices are to be sent on their behalf.

29.  HOLDING OVER.

It is hereby agreed that in the event Tenant herein holds over after the termination of this Lease, thereafter, the tenancy shall be from month-to-month in the absence of a written agreement to the contrary, which month to month lease may be terminated by either party upon thirty (30) days prior written notice.

30.  CONSENT NOT UNREASONABLY WITHHELD.

Landlord agrees that whenever under this Lease, provision is made for Tenant securing the consent of Landlord, such consent and the writing evidencing such consent shall not be unreasonably withheld, conditioned or delayed.

31.  ESTOPPEL CERTIFICATE.

At any time and from time to time, Landlord and Tenant agree, upon the request in writing from the other, to execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, then the same are in full force and effect) and the dates to which minimum rent and other charges have been paid.

32.  CUMULATIVE RIGHTS.

It is agreed that each and every of the rights, remedies and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

33.  PARTIAL INVALIDITY.

If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of the term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

34.  WAIVERS.

One or more waivers of any covenant or condition by either Landlord or Tenant shall not be construed as a waiver of a further breach of the same covenant or condition.

35.  SHORT FORM LEASE.

Upon the request of either party hereto, the other party shall join in the execution of a memorandum or so-called "short form" of lease for the purpose of recordation. Said memorandum or short form of this Lease shall describe the parties, the Leased Premises, the term of this Lease, options to renew and any other special provisions except rentals payable hereunder and shall incorporate this Lease by reference.

36.  LANDLORD'S WORK.

The Landlord, at its sole cost and expense, shall complete the work described in Exhibit "B", attached hereto and made a part hereof ("Landlord's Work") by the dates indicated therein. In the even the Landlord shall fail to complete all items of Landlord's Work by the completion dates, the Tenant shall have the right, but not the obligation, to complete any incomplete items of Landlord's Work and deduct from the rent payable by the Tenant to the Landlord, a sum equal to the cost of such completion.

37.  CAPTIONS AND SECTION NUMBERS.

The captions, section numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of the sections of this Lease or in any way affect this Lease.

38.  SUCCESSORS.

The covenants, conditions and agreements of this Lease shall be binding upon and shall inure to the benefit of the heirs, representatives, successors and permitted assigns of the parties hereto.

39.  REAL ESTATE LICENSE DISCLOSURE.

Tenant is advised that Sean G. Rupp, a partner in Square Feet Unlimited, is a licensed Real Estate Salesman in the State of Ohio.

Landlord and Tenant hereby represent and warrant to each other that it has not dealt with any broker or finder in connection with the negotiation or execution of this Lease and each of them hereby indemnifies and will defend the other against all claims, losses, damages, liabilities and expenses (including without limitation reasonable attorney's fees and expenses) arising out of or in connection with a breach of the foregoing representation and warranty by the indemnifying party.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed all as of the day and year first above written.

WITNESSES;                              SQUARE FEET UNLIMITED,
                                        a Michigan Partnership

                                         By:
---------------------------                 --------------------------
                                            Sean G. Rupp

                                         AND
---------------------------                 --------------------------
                                            James A. Rupp

---------------------------             LEINER HEALTH PRODUCTS INC.

 /s/ Sharen Page                        By: /s/ Diane J. Beardsley
---------------------------                 --------------------------

Dated:   8/2/96
      ---------------------



STATE OF  :  OHIO

                         ss.

COUNTY OF : Williams

          BE IT REMEMBERED that on this ____th day of July, 1994 before me the subscriber, a notary public in and for said county, personally came SQUARE FEET UNLIMITED, a partnership by Sean G. Rupp and James A. Rupp, it's partners, the Lessor in the foregoing Agreement of Lease, and acknowledged the signing thereof to be its voluntary act and deed.

          IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last aforesaid.


                                        __________________________
                                        Notary Public

STATE OF:      CALIFORNIA

                ss.

COUNTY OF:     ORANGE

Before me, a notary public in and for said county, personally appeared the above name Diane J. Beardsley by __________________, who acknowledged that she did sign the foregoing instrument and that the same is the free act and deed of said Corporation, and the free act and deed of him personally as such officer.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal on this 2nd day of August, 1994.

                                        /s/ Sharen Page
                                        ------------------------------
                                        Notary Public


[Notary Seal]

                            FIRST AMENDMENT OF LEASE

     This first Amendment to Lease dated this 20th day of May, 1996, by and between SQUARE FEET UNLIMITED, a Michigan Partnership, ("Landlord"), whose address is 4320 Oak Glen, Camden, Michigan 49232 and LEINER HEALTH PRODUCTS INC., ("Tenant"), a Delaware Corporation, whose address is 901 E. 233rd Street, Carson, California 90745.

     WITNESSETH:

     WHEREAS, Landlord and Tenant entered into a Lease dated August 2nd, 1994, (the "LEASE"); and

     WHEREAS, the Lease is still in full force and effect,

     NOW THEREFORE, Landlord and Tenant agree to amend the Lease as follows:

     1. Effective the 1st day of June, 1996, the Lease term shall be the period commencing the first day of June, 1996 and ending the 31st day of May, 1999.

     2. Effective as of the 1st day of June, 1996, Tenant covenants and agrees to pay to Landlord, without demand, at Landlord's office or such other place as Landlord may from time to time designate, as rent for the premises, Thirteen thousand four hundred and twenty dollars and no cents ($13,420.00) per month.

     3. Upon the expiration of the term of the Lease, and provided that the Tenant is not both in default and past the expiration of any applicable cure periods under the terms of this Lease, Tenant may, at its option, continue Lease for another 3 year period. If Tenant continues to occupy the Premises as of January 1st, 1999, and no notice of intent to vacate has been received by Landlord, the Lease shall be extended automatically for another 3 year term.

     4. During the original term as stated above, either Tenant or Landlord may terminate the Lease by giving the other one years written notice of its intention to do so. If such notice is given, there will be no "holding over" except as agreed and at whatever rate the participants hereto agree upon at the time. If Landlord receives such notice of intent to vacate, Landlord shall not disclose such information to the employees of Tenant or the community for a period of 90 days or until Tenant has advised employees of its intent, whichever happens first.

     5.   In all other respects the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the Landlord and Tenant have hereunto set their hands to duplicate originals hereof as of the day and year first written above.

          WITNESSED BY:
                                             R & R PROPERTIES, LANDLORD
                                             By:
-----------------------------------             --------------------------------


-----------------------------------

                                             LEINER HEALTH PRODUCTS INC. TENANT,
 /s/ Sharen Page, Notary Public              By: /s/ GIFFEN H. OTT
-----------------------------------              -------------------------------
                                                     Giffen H. Ott
                                                     Vice President, Operations
-----------------------------------